EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core manufacturing business with our financial services operations on an after-tax equity basis. Our manufacturing operations, for this purpose, include our Truck segment, Engine segment, Parts segment, and Corporate items. The manufacturing operations financial information represents non-GAAP financial measures. The reconciling differences between these non-GAAP financial measures and our GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our financial services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our manufacturing operations have debt outstanding with our financial services operations (“intercompany debt”). In the condensed statements of assets, liabilities, redeemable equity securities, and stockholders' deficit, the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activities.

Condensed Statements of Revenues and Expenses
Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	Three Months Ended April 30, 2012
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$3,255	$—	$—	$3,255
Finance revenues	—	67	(24)	43
Sales and revenues, net	3,255	67	(24)	3,298
Costs of products sold	2,944	—	—	2,944
Restructuring benefits	20	—	—	20
Impairment of intangible assets	38	—	—	38
Selling, general and administrative expenses	359	20	(1)	378
Engineering and product development costs	134	—	—	134
Interest expense	42	22	(2)	62
Other expense (income), net	37	(3)	(21)	13
Total costs and expenses	3,574	39	(24)	3,589
Equity in loss of non-consolidated affiliates	4	—	—	4
Income (loss) before income taxes and equity income from financial services operations	(323)	28	—	(295)
Equity income from financial services operations	18		(18)	—
Income (loss) before income taxes	(305)	28	(18)	(295)
Income tax benefit (expense)	143	(10)	—	133
Net income (loss)	(162)	18	(18)	(162)
Less: Income attributable to non-controlling interests	10	—	—	10
Net income (loss) attributable to Navistar International Corporation	$(172)	$18	$(18)	$(172)

	Six Months Ended April 30, 2012
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$6,263	$—	$—	$6,263
Finance revenues	—	135	(48)	87
Sales and revenues, net	6,263	135	(48)	6,350
Costs of products sold	5,642	—	—	5,642
Restructuring charges	20	—	—	20
Impairment of intangible assets	38	—	—	38
Selling, general and administrative expenses	703	39	(2)	740
Engineering and product development costs	271	—	—	271
Interest expense	79	47	(3)	123
Other expense (income), net	69	(5)	(43)	21
Total costs and expenses	6,822	81	(48)	6,855
Equity in loss of non-consolidated affiliates	11	—	—	11
Income (loss) before income taxes and equity income from financial services operations	(570)	54	—	(516)
Equity income from financial services operations	35		(35)	—
Income (loss) before income taxes	(535)	54	(35)	(516)
Income tax benefit (expense)	233	(19)	—	214
Net income (loss)	(302)	35	(35)	(302)
Less: Income attributable to non-controlling interests	23	—	—	23
Net income (loss) attributable to Navistar International Corporation	$(325)	$35	$(35)	$(325)

Condensed Statement of Revenues and Expenses Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	Three Months Ended April 30, 2011(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$3,298	$—	$—	$3,298
Finance revenues	—	83	(26)	57
Sales and revenues, net	3,298	83	(26)	3,355
Costs of products sold	2,701	—	—	2,701
Restructuring charges	2	—	—	2
Selling, general and administrative expenses	334	21	(1)	354
Engineering and product development costs	137	—	—	137
Interest expense	38	26	(2)	62
Other expense (income), net	17	(4)	(23)	(10)
Total costs and expenses	3,229	43	(26)	3,246
Equity in loss of non-consolidated affiliates	16	—	—	16
Income before income taxes and equity income from financial services operations	53	40	—	93
Equity income from financial services operations	26	—	(26)	—
Income before income taxes	79	40	(26)	93
Income tax benefit (expense)	9	(14)	—	(5)
Net income	88	26	(26)	88
Less: Income attributable to non-controlling interests	14	—	—	14
Net income attributable to Navistar International Corporation	$74	$26	$(26)	$74

_________________

(A)
Effective with the fourth quarter of 2011, the Company presents manufacturing operations with financial services operations on an after-tax equity basis. Previously, financial services was presented on a pre-tax equity basis. The three months ended April 30, 2011 amounts have been reclassified to conform to this presentation.

Condensed Statement of Revenues and Expenses Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	Six Months Ended April 30, 2011(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$5,991	$—	$—	$5,991
Finance revenues	—	156	(49)	107
Sales and revenues, net	5,991	156	(49)	6,098
Costs of products sold	4,900	—	—	4,900
Restructuring charges	23	1	—	24
Selling, general and administrative expenses	636	38	(2)	672
Engineering and product development costs	266	—	—	266
Interest expense	74	56	(5)	125
Other expense (income), net	32	(11)	(42)	(21)
Total costs and expenses	5,931	84	(49)	5,966
Equity in loss of non-consolidated affiliates	33	—	—	33
Income before income taxes and equity income from financial services operations	27	72	—	99
Equity income from financial services operations	47	—	(47)	—
Income before income taxes	74	72	(47)	99
Income tax benefit (expense)	20	(25)	—	(5)
Net income	94	47	(47)	94
Less: Income attributable to non-controlling interests	26	—	—	26
Net income attributable to Navistar International Corporation	$68	$47	$(47)	$68
_________________

(A)
Effective with the fourth quarter of 2011, the Company presents manufacturing operations with financial services operations on an after-tax equity basis. Previously, financial services was presented on a pre-tax equity basis. The six months ended April 30, 2011 amounts have been reclassified to conform to this presentation.

Condensed Statements of Assets, Liabilities, and Stockholders' Deficit Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	As of April 30, 2012
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Assets
Cash and cash equivalents	$364	$36	$—	$400
Marketable securities	317	20	—	337
Restricted cash and cash equivalents	21	124	—	145
Finance and other receivables, net	959	2,814	(174)	3,599
Inventories	1,942	6	—	1,948
Goodwill	295	—	—	295
Property and equipment, net	1,534	156	—	1,690
Investments in and advances to financial services operations	600	—	(600)	—
Investments in non-consolidated affiliates	58	—	—	58
Deferred taxes, net	2,213	25	—	2,238
Other assets	638	36	—	674
Total assets	$8,941	$3,217	$(774)	$11,384
Liabilities and stockholders' equity (deficit)
Accounts payable	$2,077	$24	$(174)	$1,927
Debt	2,028	2,469	—	4,497
Postretirement benefits liabilities	3,162	52	—	3,214
Other liabilities	2,081	72	—	2,153
Total liabilities	9,348	2,617	(174)	11,791
Redeemable equity securities	5	—	—	5
Stockholders' equity attributable to non-controlling interest	43	—	—	43
Stockholders' equity (deficit) attributable to controlling interest	(455)	600	(600)	(455)
Total liabilities and stockholders' equity (deficit)	$8,941	$3,217	$(774)	$11,384

Condensed Statements of Assets, Liabilities, and Stockholders' Deficit Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2011
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Assets
Cash and cash equivalents	$488	$51	$—	$539
Marketable securities	698	20	—	718
Restricted cash and cash equivalents	29	298	—	327
Finance and other receivables, net	1,341	3,007	(94)	4,254
Inventories	1,704	10	—	1,714
Goodwill	319	—	—	319
Property and equipment, net	1,433	137	—	1,570
Investments in and advances to financial services operations	564	—	(564)	—
Investments in non-consolidated affiliates	60	—	—	60
Deferred taxes, net	2,031	26	—	2,057
Other assets	705	28	—	733
Total assets	$9,372	$3,577	$(658)	$12,291
Liabilities and stockholders' equity (deficit)
Accounts payable	$2,194	$22	$(94)	$2,122
Debt	1,980	2,876	—	4,856
Postretirement benefits liabilities	3,262	54	—	3,316
Other liabilities	1,908	61	—	1,969
Total liabilities	9,344	3,013	(94)	12,263
Redeemable equity securities	5	—	—	5
Stockholders' equity attributable to non-controlling interest	50	—	—	50
Stockholders' equity (deficit) attributable to controlling interest	(27)	564	(564)	(27)
Total liabilities and stockholders' equity (deficit)	$9,372	$3,577	$(658)	$12,291

Condensed Statement of Cash Activity Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	Six Months Ended April 30, 2012
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income (loss)	$(302)	$35	$(35)	$(302)
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	135	1	—	136
Depreciation of equipment leased to others	9	15	—	24
Amortization of debt issuance costs and discount	14	5	—	19
Deferred income taxes	(203)	—	—	(203)
Impairment of intangible assets	38	—	—	38
Equity in loss of non-consolidated affiliates	11	—	—	11
Equity in income of financial services affiliates	(35)	—	35	—
Dividends from non-consolidated affiliates	4	—	—	4
Change in intercompany receivables and payables	80	(80)	—	—
Other, net	35	287	—	322
Net cash provided by (used in) operating activities	(214)	263	—	49
Cash flows from investing activities
Purchases of marketable securities	(563)	—	—	(563)
Sales or maturities of marketable securities	944	—	—	944
Net change in restricted cash and cash equivalents	8	174	—	182
Capital expenditures	(174)	(2)	—	(176)
Purchase of equipment leased to others	1	(29)	—	(28)
Acquisition of intangibles	(14)	—	—	(14)
Business acquisitions, net of cash received	(10)	—	—	(10)
Other investing activities	(11)	1	—	(10)
Net cash provided by investing activities	181	144	—	325
Net cash used in financing activities	(87)	(423)	—	(510)
Effect of exchange rate changes on cash and cash equivalents	(4)	1	—	(3)
Decrease in cash and cash equivalents	(124)	(15)	—	(139)
Cash and cash equivalents at beginning of the period	488	51	—	539
Cash and cash equivalents at end of the period	$364	$36	$—	$400

Condensed Statement of Cash Activity Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	Six Months Ended April 30, 2011(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income	$94	$47	$(47)	$94
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	141	2	—	143
Depreciation of equipment leased to others	7	11	—	18
Amortization of debt issuance costs and discount	14	8	—	22
Deferred income taxes	(4)	(1)	—	(5)
Equity in loss of non-consolidated affiliates	33	—	—	33
Equity in income of financial services affiliates	(47)	—	47	—
Dividends from non-consolidated affiliates	2	—	—	2
Change in intercompany receivables and payables	41	(41)	—	—
Other, net	(109)	28	—	(81)
Net cash provided by operating activities	172	54	—	226
Cash flows from investing activities
Purchases of marketable securities	(721)	—	—	(721)
Sales or maturities of marketable securities	569	—	—	569
Net change in restricted cash and cash equivalents	—	(8)	—	(8)
Capital expenditures	(185)	—	—	(185)
Purchase of equipment leased to others	(1)	(22)	—	(23)
Other investing activities	(10)	4	—	(6)
Net cash used in investing activities	(348)	(26)	—	(374)
Net cash used in financing activities	(5)	(53)	—	(58)
Effect of exchange rate changes on cash and cash equivalents	8	3	—	11
Decrease in cash and cash equivalents	(173)	(22)	—	(195)
Cash and cash equivalents at beginning of the period	534	51	—	585
Cash and cash equivalents at end of the period	$361	$29	$—	$390
_________________

(A)
Effective with the fourth quarter of 2011, the Company presents manufacturing operations with financial services operations on an after-tax equity basis. Previously, financial services was presented on a pre-tax equity basis. The six months ended April 30, 2011 amounts have been reclassified to conform to this presentation.